Exhibit 99.1
PRELIMINARY PROXY

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Consonus Technologies, Inc., a Delaware corporation, hereby appoints ______ and ____, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the Consonus Technologies, Inc. Common Shares held of record on ____, 2010 by the undersigned at the Special Meeting of Shareholders to be held on _______, 2010 or any adjournment or postponement thereof as follows on the reverse side of this proxy card:

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR THE PROPOSALON ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

CONSONUS TECHNOLOGIES , INC.

______, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE   ☒

			FOR	AGAINST	ABSTAIN
	1.	To approve and adopt the Agreement and Plan of Merger, dated as of April 30, 2010, by and among Midas Medici, MMGH Acquisition and Consonus.	☐	☐	☐

	2.	In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Special Meeting or any continuation, postponements or adjournments thereof.	☐	☐	☐

The Board of Directors recommends a vote  “FOR” the agreement and and Plan of merger. All proposals to be acted upon are proposals of the Board of Directors. If any other business is properly presented at the Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
WILL ATTEND
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐		If you plan to attend the Special Meeting, please mark the WILL ATTEND box			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.